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                                                               EXHIBIT NO. 99.10




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 33-37615 of MFS Institutional Trust, on behalf of MFS Institutional Core Fixed Income Fund, MFS Institutional Global Fixed Income Fund, MFS Institutional Emerging Markets Debt Fund, MFS Institutional Research Fund, MFS Institutional Mid Cap Growth Fund, MFS Institutional Emerging Equities Fund, MFS Institutional International Equity Fund, MFS Institutional High Yield Fund, MFS Institutional Core Equity Fund, MFS Institutional Large Cap Growth Fund, of our reports dated August 6, 1999 appearing in the annual reports to shareholders for the year ended June 30, 1999, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Deloitte & Touche LLP



Boston, Massachusetts
August 27, 1999